SECURITIES PURCHASE
AGREEMENT
Dated as of May 24, 2010
by and among
LA JOLLA PHARMACEUTICAL COMPANY
and
THE PURCHASERS LISTED ON EXHIBIT A

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of May 24, 2010 (this “Agreement”) by and among La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”), and each of the purchasers of (i) shares of common stock of the Company, (ii) shares of preferred stock of the Company, (iii) warrants to purchase shares of preferred stock of the Company and (iv) warrants to purchase units consisting of shares of preferred stock of the Company and warrants to purchase additional shares of preferred stock of the Company, whose names are set forth on Exhibit A attached hereto (each a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE OF COMMON STOCK, PREFERRED STOCK AND WARRANTS

1.1 Purchase and Sale of Common Stock, Preferred Stock and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, securities for an aggregate purchase price of $ $6,003,113.04 at the Closing (as defined in Section 1.2(b)), consisting of: (i) 28,970,435 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $869,113.05, at a price per share equal to $0.03; (ii) 5,134 shares of the Company’s Series C-1 Preferred Stock, par value $0.01 per share (the “Series C-1 Preferred”), for an aggregate purchase price of $5,134,000, at a price per share equal to $1,000; (iii) warrants, in substantially the form attached hereto as Exhibit B (the “Cashless Warrants”), to purchase an aggregate amount of up to 5,134 shares of the Company’s Series D-1 Preferred Stock, par value $0.01 per share (the “Series D-1 Preferred”), at an exercise price per share equal to $1,000; and (iv) warrants, in substantially the form attached hereto as Exhibit C (the “Cash Warrants”), to purchase an aggregate of 10,268 units, at an exercise price of $1,000 per unit, where each unit consists of (A) one share of the Company’s Series C-2 Preferred Stock, par value $0.01 per share (the “Series C-2 Preferred”); and (B) a warrant, in substantially the form attached as Exhibit A to the Cash Warrants (the “Subsequent Cashless Warrants”), to purchase one share of the Company’s Series D-2 Preferred Stock, par value $0.01 per share (the “Series D-2 Preferred” and, together with the Series C-1 Preferred, Series C-2 Preferred and Series D-1 Preferred, the “Preferred Stock”). The Cashless Warrants, Cash Warrants and Subsequent Cashless Warrants shall be collectively referred to herein as the “Warrants.” At the Closing, the Company shall deliver to each Purchaser: (i) a stock certificate registered in the name of such Purchaser, or in the name(s) of such nominee(s) as designated by such Purchaser, representing in the aggregate the number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A attached hereto; (ii) a stock certificate registered in the name of such Purchaser, or in the name(s) of such nominee(s) as designated by such Purchaser, representing in the aggregate the number of shares of Series C-1 Preferred set forth opposite such Purchaser’s name on Exhibit A attached hereto; (iii) a Cashless Warrant to purchase the number of shares of Series D-1 Preferred set forth opposite such Purchaser’s name on Exhibit A attached hereto and (iv) a Cash Warrant to purchase the number of shares of Series C-2 Preferred set forth opposite such Purchaser’s name on Exhibit A attached hereto. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

1.2 Purchase Price and Closing.

(a) Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally and not jointly, agree to purchase the Securities (as defined in Section 1.3(b)) for an aggregate initial purchase price of $6,003,113.04, without giving effect to the potential mandatory exercise of the Cash Warrants (the “Purchase Price”). At the Closing, each Purchaser shall deliver the applicable portion of the Purchase Price as indicated on Exhibit A hereto by wire transfer of immediately available funds to the Company.

(b) The closing under this Agreement (the “Closing”) shall take place on or before May 28, 2010 (the “Closing Date”), provided, that all of the conditions set forth in Article 5 hereof and applicable to the Closing have been fulfilled or waived in accordance herewith. The Closing shall take place at the offices of the Company, 4365 Executive Drive, 3rd Floor, San Diego, California 92121 at 2:00 p.m. Pacific Standard Time, or at such other time and place as the parties may agree. Subject to the terms and conditions of this Agreement, at the Closing, each Purchaser shall purchase and the Company shall issue and deliver or cause to be delivered to each Purchaser Securities in the amounts set forth opposite the name of such Purchaser on Exhibit A hereto.

1.3 Conversion Shares; Reverse Stock Split.

(a) The Company shall (i) on or before the date that is three Weeks (as defined in the Certificate of Designations as defined in Section 2.1(f)) following the Closing Date, file a preliminary proxy statement on Schedule 14A with the Securities Exchange Commission (“SEC”) relating to: (A) not less than two (2) separately proposed reverse stock splits of the Company’s outstanding shares of Common Stock (each a “Reverse Split” and, together, the “Reverse Splits”), (B) an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to (y) increase the number of shares of authorized Common Stock (the “Authorized Share Increase”), and (z) decrease the par value of the Common Stock, the Company’s Series A Preferred Stock and the Preferred Stock to $0.0001 per share, (C) the election of directors, and (D) the adoption of a new equity compensation plan and the amendment to the Company’s existing employee stock purchase plan to increase the number of shares available thereunder, provided that such new equity compensation plan and amended employee stock purchase plan shall each have been approved by the Purchasers holding at least 66-2/3% of the then outstanding Preferred Stock held by all holders of Preferred Stock other than any Defaulting Purchaser (as defined in Section 4.3) (the “Requisite Holders”) (such proxy statement being referred to herein as the “Required Proxy Statement” and such proposals being the “Meeting Proposals”), and (ii) hold the stockholder meeting relating to the Reverse Splits and the Charter Amendment (the “Requisite Meeting”) on or before the date that is (A) seven Weeks following the determination that the Required Proxy Statement will not be reviewed by the SEC or (B) seven Weeks following the completion of any review of the Required Proxy Statement by the SEC, as applicable. The ratio of the Reverse Splits, the date upon which any Reverse Split shall be effective and the amount of the Authorized Share Increase shall each be determined by the Company’s Board of Directors and shall each be approved by the Requisite Holders. No Reverse Split nor the Authorized Share Increase shall be effected without the approval of the Company’s Board of Directors and the Requisite Holders as set forth in the preceding sentence. Each Purchaser holding any securities of the Company as of the record date for the Requisite Meeting agrees: (a) with respect to any shares held in record name, to appoint authorized representatives of the Company as its proxies to vote all shares of Common Stock then held by such Purchaser that are eligible to vote in favor of the Meeting Proposals, and (b) with respect to any shares of Common Stock held in street name, to instruct the brokerage firm having custody of such shares of Common Stock to appoint authorized representatives of the Company as its proxies to vote all shares of Common Stock then beneficially held by such Purchaser that are eligible to vote in favor of the Meeting Proposals.

(b) Any shares of Common Stock issuable upon conversion or otherwise in respect of the Preferred Stock are herein referred to as the “Conversion Shares.” The Common Stock issued or issuable under this Agreement, the Preferred Stock, the Warrants and the Conversion Shares are sometimes collectively referred to herein as the “Securities.”

(c) Without limiting the other rights or remedies of the Purchasers under this Agreement or the Certificate of Designations (as defined in Section 2.1(f)), in the event that the Company has not for any reason held the Requisite Meeting on or prior to January 13, 2011 (the “Meeting Deadline Date”), then the Company shall pay to each Purchaser, on (i) the Meeting Deadline Date and (ii) the last day of each Week elapsed following the Meeting Deadline Date until the Requisite Meeting is held, in each instance set forth in clauses (i) and (ii), a cash payment in an amount equal to three percent (3%) of the purchase price paid by such Purchaser for shares of Series C-1 Preferred at the Closing.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the Closing Date, except (a) as set forth in the Public Filings (as defined in Section 2.1(g)) or (b) on the schedule of exceptions attached hereto with each numbered schedule thereof corresponding to the section number herein (the “Schedule of Exceptions”), as follows:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any direct or indirect Subsidiaries (as defined in Section 2.1(h)) or own securities of any kind in any other entity except as set forth on Schedule 2.1(h) hereto. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or any of the Transaction Documents (as defined in Section 2.1(b)) in any material respect.

(b) Authorization; Enforcement. Each of the Company and its Subsidiaries (as applicable) has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Officer’s Certificate to be delivered by the Company, dated as of the Closing Date, substantially in the form of Exhibit D attached hereto (the “Officer’s Certificate” and collectively with this Agreement and the Warrants, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and each Subsidiary of the Company party thereto and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth on Schedule 2.1(b) or as otherwise contemplated herein, no further consent or authorization of the Company, any Subsidiary or their respective Boards of Directors or stockholders is required. When executed and delivered by the Company and each Subsidiary of the Company party thereto, each of the Transaction Documents shall constitute a valid and binding obligation of the Company and each Subsidiary, as applicable, enforceable against the Company and each Subsidiary, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the issued and outstanding shares of capital stock of the Company as of the Closing Date is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. Except as set forth in this Agreement, the Public Filings or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no equity plans, contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 8.18, the Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are not disclosed in the Public Filings.

(d) Issuance of Securities. The Common Stock, Preferred Stock and Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, such Common Stock, Preferred Stock and Warrants shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Subsequent Cashless Warrants, Preferred Stock issuable upon exercise of the Warrants and Conversion Shares are issued (following approval of the Authorized Share Increase), such Subsequent Cashless Warrants, Preferred Stock and Conversion Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued, the holders shall be entitled to all rights accorded to a holder of Common Stock. Each share of Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations. The certificates to be used to evidence the Preferred Stock will comply in all material respects with all applicable legal requirements, the requirements of the Company’s Certificate of Incorporation and the Certificate of Designations (collectively, the “Certificate”) and the Bylaws of the Company (the “Bylaws”).

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries (as applicable), the performance by the Company of its obligations under the Warrants, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby and thereby, do not and will not (i) violate or conflict with any provision of the Certificate or the Bylaws, each as amended to date, or any Subsidiary’s comparable charter documents, subject to the filing of an amendment to the Certificate to increase the authorized shares, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, except, in the case of clause (ii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, issue and sell the Securities in accordance with the terms hereof (other than the filing of a Form D pursuant to Regulation D and counterpart filings under applicable state securities laws, rules or regulations). The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity.

(f) Authorization of Certificate of Designations. The Certificate of Designations, Preferences and Rights of Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock, Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock of La Jolla Pharmaceutical Company, substantially in the form attached hereto as Exhibit E (the “Certificate of Designations”), has been duly and validly authorized by the Company and, when filed by the Company with the Secretary of State of the State of Delaware, will be legally valid and effective and enforceable against the Company in accordance with its terms.

(g) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, since January 1, 2009, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the times of their respective filings, the Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”) and any other report, schedule, form, statement or other document filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act subsequent to December 31, 2009 and prior to the Closing Date (collectively with the Form 10-K, the “Public Filings”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Public Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(h) Subsidiaries. Schedule 2.1(h) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 2.1(h) hereto, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(h) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary. None of the Subsidiaries owns any assets or conduct any operations.

(i) No Material Adverse Change. Since December 31, 2009, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(i) hereto.

(j) No Undisclosed Liabilities. Since December 31, 2009, except as disclosed on Schedule 2.1(j) hereto, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(k) No Undisclosed Events or Circumstances. Since December 31, 2009, except as disclosed on Schedule 2.1(k) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(l) Indebtedness. Schedule 2.1(l) hereto sets forth as of the Closing Date all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall include, without limitation, (a) any liabilities for borrowed money; (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) all leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(m) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Public Filings, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(m) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. Any leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(n) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Public Filings or on Schedule 2.1(n) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(o) Compliance with Law. The Company and its Subsidiaries have been and are presently conducting their respective businesses in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(p) Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(p) hereto or in the Public Filings, to the Company’s knowledge, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. Except as disclosed on Schedule 2.1(p) hereto or in the Public Filings, the Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(q) Certain Fees. Except as set forth on Schedule 2.1(q) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(r) Disclosure. Except for the information concerning the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. To the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(s) Environmental Compliance. To the Company’s knowledge, the Company and each of its Subsidiaries are in compliance with all limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all applicable Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are, to the knowledge of the Company, no past or present events, conditions, circumstances, incidents, actions or omissions by or on the part of the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t) Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u) Material Agreements. Except as disclosed in the Public Filings or as set forth on Schedule 2.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the SEC (the “Material Agreements”), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement which has not since been cured or settled and, (iii) to the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

(v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto or in the Public Filings and otherwise contemplated by this Agreement, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(x) hereto. Except as set forth on Schedule 2.1(x) hereto or in the Public Filings, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(y) Absence of Certain Developments. Except as set forth in the Public Filings or provided on Schedule 2.1(y) hereto or as otherwise contemplated by this Agreement, since December 31, 2009, neither the Company nor any Subsidiary has:

(i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii) borrowed any amount in excess of $50,000 or incurred or become subject to any other liabilities in excess of $50,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

(iii) discharged or satisfied any lien or encumbrance in excess of $50,000 or paid any obligation or liability (absolute or contingent) in excess of $50,000, other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $5,000 individually or $10,000 in the aggregate;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $50,000, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $50,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(x) entered into any material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z) Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(bb) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if to do so would prevent the Company from selling Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act or otherwise prevent a completed offering of Securities hereunder. Except as set forth on Schedule 2.1(bb) hereto, the Company does not have any registration statement pending before the SEC or currently under the SEC’s review and since December 31, 2009, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(cc) Dilutive Effect. The Company understands and acknowledges that its obligation to issue Conversion Shares in accordance with this Agreement and the Preferred Stock is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(dd) DTC Status. Except as set forth on Schedule 2.1(dd) hereto, the Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email of the Company transfer agent is set forth on Schedule 2.1(dd) hereto.

(ee) Governmental Approvals. Except for (i) the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), and (ii) required filings that must be made with the Delaware Secretary of State to give effect to the Reverse Splits and the Charter Amendment, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Conversion Shares, or for the performance by the Company of its obligations under the Transaction Documents.

(ff) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(gg) Trading Activities. Except as set forth herein or in the Warrants, it is understood and acknowledged by the Company that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term. The Company further understands and acknowledges that one or more Purchasers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities, assuming such trading and hedging activities are in compliance with all applicable securities laws and subject to the representations and warranties set forth in Section 2.2(j), do not otherwise constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

(hh) Company Status. Since December 31, 2008, the Company has not been, and through the consummation of a Strategic Transaction (as defined in the Certificate of Designations), the Company will not be, a “shell company” or a “blank check company,” each as defined by the applicable rules and regulations of the SEC.

2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

(a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Purchasers, the Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. Each Purchaser is purchasing the Securities solely for its own account and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d) Rule 144. Each Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act (recognizing that the Company has no obligation hereunder to effect such registration) or an exemption from registration is available. Each Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the SEC, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Each Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(e) General. Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Each Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) No General Solicitation. Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications. Each Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties, and was not solicited through any pending registration statement of the Company described on Schedule 2.1(bb).

(g) Accredited Investor. Except as set forth on Schedule 2.2(g), each Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(h) Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(i) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

(j) No Short Sales. Commencing on the date that the Purchasers were initially contacted regarding an investment in the Securities, none of the Purchasers has engaged in any Short Sale (defined below) of the Common Stock and will not engage in any Short Sale of the Common Stock prior to public announcement of the transactions contemplated by this Agreement pursuant to Section 3.9, nor has any Short Sale been executed by or on behalf of the Purchaser during the period beginning 30 days before the date hereof.  For purposes of this Agreement, “Short Sale” means all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers, but only if executed at a time when the Purchaser has no equivalent offsetting long position in the common stock of the Company.

2.3 Outstanding Securities and Purchase Rights. Each Purchaser represents and warrants that as of the Closing, such Purchaser holds the Company securities in the principal amounts set forth on such Purchaser’s signature page hereto.

ARTICLE 3

COMPANY COVENANTS

Unless otherwise specified in this Article, for so long as any Preferred Stock or Warrants remain outstanding in whole or in part, the Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

3.1 Securities Compliance. The Company shall notify the SEC in accordance with its rules and regulations of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

3.2 Registration and Listing. The Company shall (a) cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (b) comply in all respects with its reporting and filing obligations under the Exchange Act and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act. The Company will use reasonable best efforts to continue the listing or trading of its Common Stock on The OTC Bulletin Board or the Pink Sheets (as applicable, the “Principal Market”). The Company further covenants that it will take such further action as the Purchasers may reasonably request from time to time to enable the Purchasers to sell the Securities without registration under the Securities Act pursuant to the exemption provided by Rule 144, provided that the Company shall not be required to consent to the service of process in any jurisdiction in connection with any such request. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.3 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

3.4 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, (a) reflecting all financial transactions of the Company and its Subsidiaries, and (b) for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business.

3.5 Reporting Requirements. If the Company ceases to file its periodic reports with the SEC, or if the SEC and the Company both cease making these periodic reports available via the Internet without charge, then, in addition to any other remedies that the Purchasers may have, the Company shall, upon the written request of a Purchaser, furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Securities:

(a) Quarterly Reports on Form 10-Q (or an equivalent form), including financial statements, (i) promptly following the end of each quarter, and in any event within 45 days of the end of each quarter (or such longer period of time as would have been allowed under Rule 12b-25 under the Exchange Act), if such reports are no longer filed with the SEC or (ii) as soon as practical after the document is filed with the SEC, and in any event within five days after the document is filed with the SEC;

(b) Annual Reports on Form 10-K (or an equivalent form), including financial statements, (i) promptly following the end of each year, and in any event within 90 days of the end of each year (or such longer period of time as would have been allowed under Rule 12b-25 under the Exchange Act), if such reports are no longer filed with the SEC or (ii) as soon as practical after the document is filed with the SEC, and in any event within five days after the document is filed with the SEC; and

(c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

3.6 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would be reasonably expected to restrict or impair the right or ability of the Company or any Subsidiary to perform under any Transaction Document.

3.7 Use of Proceeds; Net Cash Schedules. So long as (i) at least 1,000 shares of Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) are outstanding and (ii) no Strategic Transaction has been consummated:

(a) The proceeds from the sale of the Securities hereunder shall be used by the Company for general corporate purposes in accordance with the Net Cash Schedules (as defined below) and the Company shall not make any payment, or incur any obligation or liability that may be settled in cash, that causes the balance of the Net Cash (as defined in Section 3.7(c)(i)) as of any date set forth in the most recently approved Net Cash Schedule to be less than the Net Cash reflected for such date on such Net Cash Schedule.

(b) Other than redemptions of unvested Common Stock issued pursuant to equity compensation plans or agreements, in no event shall the proceeds be used to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock (other than the Preferred Stock) or to settle any outstanding litigation.

(c) The Company shall manage and periodically report its Net Cash as follows:

(i) For a period of six months from the Closing Date (the “Disclosure Period”), the Company shall send to the Purchasers within 15 calendar days of the end of each month during the Disclosure Period, subject to each such Purchaser’s agreement to hold such information in strict confidence and to not trade in Company securities on the basis of such information, a statement showing the amount, as of the end of each such calendar month, determined according to the following formula (such amount, the “Net Cash”): (i) the sum of the Company’s unrestricted, consolidated (x) cash, (y) cash equivalents and (z) short term investments, available for sale, less (ii) the amount of the Company’s liabilities that may be settled in cash, including any off-balance sheet obligations that may be settled in cash;

(ii) On or prior to the last day of the Disclosure Period, the Company shall file with the SEC a Form 8-K or Form 10-Q disclosing: (i) the Initial Net Cash Schedule (as defined in Section 5.2(n) below) for each calendar month commencing with October 2010 through March 2011 and (ii) the Net Cash balance as of September 30, 2010; and

(iii) Following the expiration of the Disclosure Period, the Company shall:

(1) In each of the Company’s annual reports on Form 10-K, disclose a schedule showing, as of the end of each of the twelve (12) calendar months April through March following the filing of such Form 10-K (commencing with April 2011 to March 2012), the Company’s anticipated Net Cash balance for such dates (the “Subsequent Net Cash Schedules” and, together with the Initial Net Cash Schedule, each, a “Net Cash Schedule”);

(2) In each quarterly or annual report on Form 10-Q or Form 10-K, report its Net Cash as of the end of the latest quarter covered by such report; and

(3) In the event that the Company’s Net Cash as of the end of a calendar month is less than the corresponding amount set forth in the applicable Net Cash Schedule, then the Company shall, within 15 calendar days following the end of such calendar month (or 30 calendar days if it is the last month of a fiscal year) file a Current Report on Form 8-K disclosing the amount of such variance and the actual Net Cash balance of the Company as of such date.

(iv) Each Subsequent Net Cash Schedule must be approved, in writing, by the Requisite Holders prior to its disclosure. The Company shall deliver to the Purchasers written notice at least one Week prior to the delivery of any Subsequent Cash Schedule to the Purchasers for approval pursuant to this section notifying the Purchasers of the expected date of such delivery. The Company shall publicly disclose each approved Subsequent Net Cash Schedule through a Current Report on Form 8-K, Annual Report on Form 10-K or Quarterly Report on Form 10-Q, in each case no later than two (2) Trading Days (as defined in the Certificate of Designations) following the approval of such Subsequent Net Cash Schedule.

3.8 Reporting Status. So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

3.9 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) no later than 9:00 A.M. Eastern Time on the first Trading Day following the effective date of this Agreement. The Company shall also file with the SEC a Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the effective date of this Agreement but in no event more than the fourth Trading Day following the effective date of this Agreement, which Press Release and Form 8-K shall be subject to prior review and approval by the Lead Purchaser (as defined in Section 8.15 below).

3.10 Disclosure of Material Information. Except with respect to information that may be provided during the Disclosure Period or information disclosed to any Purchaser who is also an officer, director or employee of the Company, the Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of and specifically identifying such information as material and non-public. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall notify the Purchasers immediately upon learning of such breach and thereafter publicly disclose any material, non-public information in a Form 8-K within one business day of the date that it discloses such information to any Purchaser. In the event that the Company discloses any material, non-public information to a Purchaser in violation of this Section 3.10 and fails to publicly file a Form 8-K in accordance with the above, a Purchaser shall have the right, upon providing the Company with 48 hours prior written notice, to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure in connection with which such Purchaser has complied with this Section 3.10 and the Company has failed to act as required under this Section 3.10.

3.11 Pledge of Securities. The Company acknowledges that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article 6 hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At the Purchasers’ expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

3.12 Other Covenants. For so long as at least 1,000 shares of Preferred Stock, or at least 3,000 shares of Preferred Stock if all Cash Warrants have been fully exercised, are outstanding, the Company shall:

(a) maintain, and cause each of its Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations (including comprehensive general liability) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is (i) required by any governmental authority having jurisdiction with respect thereto and (ii) as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated;

(b) not, without the prior approval (by vote or by written consent, as provided in the Delaware General Corporation Law) of the Requisite Holders, transfer any assets to any Subsidiary or to otherwise cause any Subsidiary to acquire any assets or commence operations;

(c) not, without the prior approval (by vote or by written consent, as provided in the Delaware General Corporation Law) of the Requisite Holders, take any of the actions enumerated in Article XII of the Certificate of Designations (whether by merger, consolidation, conversion or otherwise); and

(d) provided the same would not be in violation of Regulation FD, permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own any Conversion Shares, for purposes reasonably related to such Purchaser’s interests as a stockholder, to visit the Company to discuss the publicly available, non-confidential affairs, finances and accounts of the Company and any Subsidiary with any of its executive officers.

ARTICLE 4
PURCHASER COVENANTS

4.1 Unless otherwise specified in this Article, for so long as any Preferred Stock or Warrants remain outstanding in whole or in part, each Purchaser covenants with the Company as follows, which covenants are for the benefit of the Company and its permitted assignees.

(a) Transfer Restrictions on Series C-1 Preferred, Cashless Warrants and Series D-1 Preferred. The Series C-1 Preferred, Cashless Warrants and Series D-1 Preferred, and all rights thereunder, shall not be sold or transferred prior to the date that is six months and forty-one (41) Weeks following the Closing Date. Any purported sale or transfer effected in violation of this Section 4.1(a) shall be null and void.

(b) Transfer Restrictions on Series C-2 Preferred, Cash Warrants, Subsequent Cashless Warrants and Series D-2 Preferred. The Series C-2 preferred, Cash Warrants, Subsequent Cashless Warrants and Series D-2 Preferred, and all rights thereunder, shall not be sold or transferred prior to the date that is six months and forty (40) Weeks following, with respect to a particular Purchaser, the first date of exercise, in whole or part, of the Cash Warrant held by such Purchaser. Any purported sale or transfer effected in violation of this Section 4.1(b) shall be null and void.

(c) Conversion Limitations. For so long as any Securities remain outstanding, each Purchaser covenants and agrees that it will not convert any Securities into Common Stock in contravention of Article IV.C. of the Certificate of Designations.

4.2 Each Purchaser covenants that the Securities shall only be disposed pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws.

4.3 Upon the consummation of an approved Strategic Transaction, each Purchaser shall exercise the Cash Warrant in full within the time period and in the manner set forth in Section 1(d) of the Cash Warrant. If a Purchaser fails to timely exercise the Cash Warrant (such purchaser, a “Defaulting Purchaser”), interest shall thereafter accrue on the sums due to the Company under such Cash Warrant at a rate equal to the lesser of 18% per annum and the highest interest rate permitted by applicable law. Additionally, until such Cash Warrant is exercised in full:

(a) all covenants and obligations owed by the Company to such Defaulting Purchaser under the Transaction Documents shall be suspended until such Cash Warrant is exercised in full, and all defaults by the Company under the Transaction Documents shall, solely with respect to the Defaulting Purchaser, be deemed irrevocably waived by such Defaulting Purchaser; and

(b) the Defaulting Purchaser shall be required to pay the Company (i) on the consummation of the Strategic Transaction and (ii) on the last day of each Week elapsed following the consummation of the Strategic Transaction until the Cash Warrant is exercised in full, a cash payment in an amount, in each instance set forth in clauses (i) and (ii), equal to three percent (3%) of the aggregate exercise price for such Cash Warrant.

For clarification, the remedies set forth in Section 4.3 shall apply only with respect to the particular Defaulting Purchaser and not to any other Purchaser and shall not affect the voting rights of the Defaulting Purchaser under the Transaction Documents or the Certificate of Designations.

ARTICLE 5

CONDITIONS

5.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document.

(d) Delivery of Purchase Price. The Purchase Price for the Securities shall have been delivered to the Company on or before the Closing Date.

(e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

(f) Letter Agreement. The letter agreement in substantially the form attached hereto as Exhibit G shall have been signed by the Purchasers identified therein and delivered to the Company.

5.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities. The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers’ sole benefit and may be waived by the Requisite Holders at any time in their sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company and its Subsidiaries in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company and Subsidiaries. Each of the Company and its Subsidiaries shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and its Subsidiaries at or prior to the Closing Date.

(c) No Suspension, Etc. The shares of Common Stock: (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary which, in either such case, (i) seeks to restrain, prevent or change the transactions contemplated by this Agreement, or (ii) seeks damages in connection with such transactions.

(f) Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company, dated the date of the Closing Date, substantially in the form of Exhibit H hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

(g) Common Stock, Series C-1 Preferred Stock and Warrants. At or prior to the Closing, the Company shall have delivered to the Purchasers the Series C-1 Preferred Stock, Cash Warrants and Cashless Warrants and shall have arranged for the Company’s transfer agent to electronically deliver to the Purchasers the Common Stock to be held in street name, in each case in accordance with the terms of this Agreement.

(h) Secretary’s Certificate. The Company and each Subsidiary of the Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by its Board of Directors approving the transactions contemplated hereby, (ii) its certificate of incorporation, (iii) its bylaws, each as in effect at the Closing Date, and (iv) the authority and incumbency of the officers executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(i) Officer’s Certificate. On the Closing Date, the Company and each Subsidiary shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company and each Subsidiary, dated as of the Closing Date, confirming the accuracy of the Company’s and each Subsidiary’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (a)-(e) and (j) of this Section 5.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 5.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

(j) Material Adverse Effect. No Material Adverse Effect shall have occurred.

(k) Change in Purchasers. There shall have been no changes to Exhibit A (List of Purchasers) since the execution of this Agreement.

(l) Delivery of Transaction Documents. Each of the Transaction Documents to which the Company is a party shall have been duly executed and delivered by the Company to the Purchasers.

(m) Filing of Certificate of Designation. The Certificate of Designations shall have been adopted and approved by the Company’s Board of Directors as required by applicable law (including without limitation the Delaware General Corporation Law), the Certificate and Bylaws and any agreements to which the Company is a party or is bound, and the Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware who shall have accepted the Certificate of Designations for filing, and the Certificate of Designations shall be in full force and effect as of the Closing.

(n) Delivery of Initial Cash Schedule. Exhibit F attached hereto contains a schedule showing, as of the last day of each calendar month commencing with May 2010 and continuing through March 2011 the Company’s anticipated Net Cash balance for such dates (the “Initial Net Cash Schedule”).

ARTICLE 6

CERTIFICATE LEGENDS

6.1 Legends. Except as set forth herein, each certificate representing shares of Preferred Stock shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER (A) REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR (B) THE COMPANY HAS RECEIVED A REASONABLY ACCEPTABLE OPINION OF COUNSEL STATING THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED FOR SUCH SALE, TRANSFER OR OTHER DISPOSITION.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT BY AND AMONG THE CORPORATION AND CERTAIN ORIGINAL PURCHASERS OF THESE SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

The Company agrees to issue or reissue certificates representing any of the Conversion Shares without legends if, in the case of any holder or acquiror of such Conversion Shares (x) the Conversion Shares can be sold by such holder pursuant to Rule 144 without any restriction as to the number of securities or (y) the holder is selling such Conversion Shares in compliance with the provisions of Rule 144. In addition, if the Company’s transfer agent is participating in a program, including without limitation the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or any equivalent program, that permits the transfer agent to electronically transmit the Conversion Shares, and if the Conversion Shares can then be sold pursuant to Rule 144 without any restriction as to the number of securities, then in such case the Company shall cause its transfer agent, by the end of the Delivery Period (as defined in the Certificate of Designations), to electronically transmit the Conversion Shares (not in physical certificate form), without legends, to the holder, by crediting the account of the holder or its nominee with DTC through the Deposit Withdrawal Agent Commission system or through such other equivalent program. In connection with the issuance of the Conversion Shares as set forth herein, each Purchaser acknowledges that the Company is relying on the representations and warranties of such Purchaser set forth in Section 2.2 and the covenants of such Purchaser set forth in Section 4.2.

6.2 Purchaser Indemnity. Each Purchaser shall severally, but not jointly, indemnify, defend and hold harmless the Company (and its directors, officers, affiliates, employees, agents, successors and assigns) (each a “Company Indemnified Party”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by any Company Indemnified Party as a result of claims brought by third parties arising out of or relating to any breach of the covenants made by such Purchaser in Section 4.2. In the event that a Company Indemnified Party shall seek indemnification under this Section 6.2, the provisions of Section 7.2 (mutatis mutandis) shall apply to any such claim.

ARTICLE 7

INDEMNIFICATION

7.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, members, managers, employees, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of claims brought by third parties arising out of or relating to any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

7.2 Indemnification Procedure. Any party entitled to indemnification under this Article 7 (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 7 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice (the “Defense Period”) to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding, only to the extent incurred after the expiration of the Defense Period, shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article 7 to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article 7 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

7.3 Exclusivity of Remedy. With the exception of the indemnification provisions set forth above in Section 7.1 and the right of redemption set forth in Article VII.A.(v) of the Certificate of Designations, the Purchasers shall not have the right to recover for any damages or claims arising out of or relating to any inaccuracy in or breach of the representations or warranties made by the Company herein.

ARTICLE 8

MISCELLANEOUS

8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby; provided, however, that the Company shall pay all fees and expenses, including without limitation attorneys’ fees and expenses (including disbursements and out-of-pocket expenses), incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereunder, which payment shall be made at the Closing (which payments shall not exceed in the aggregate $50,000 and may be withheld from the amounts delivered to the Company by the Purchasers at the Closing).

8.2 Specific Performance; Consent to Jurisdiction; Venue.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. In addition, the prevailing party in any dispute arising under this Agreement shall be entitled to recover its fees and expenses, including, without limitation, all reasonable attorneys’ fees and expenses.

8.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended on behalf of all Purchasers other than by a written instrument signed by the Company and the Requisite Holders. In addition to the foregoing, no provision of this Agreement may be amended to increase the financial obligations of any Purchaser under this Agreement other than by a written instrument signed by such Purchaser. Nothing provided in this Section 8.3 shall limit an individual Purchaser’s right to waive or amend any provision of this Agreement on its own behalf. The Purchasers acknowledge that any waiver effected in accordance with this Section 8.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company, including, without limitation, a waiver that has an adverse effect on any or all Purchasers.

8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or by telecopy, electronic mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:

La Jolla Pharmaceutical Company
4365 Executive Drive, Suite 300
San Diego, CA 92121
Attention: Deirdre Gillespie
Telephone No.: (858) 452-6600
Telecopy No.: (858) 626-2851
Email address: deirdre.gillespie@ljpc.com

with copies to:

Goodwin Procter LLP
4365 Executive Drive, Suite 300
San Diego, CA 92121
Attention: Ryan Murr
Telephone No.: (858) 202-2727
Telecopy No.: (858) 546-4464
Email address: rmurr@goodwinprocter.com

If to any Purchaser:

At the address of such Purchaser set forth on the signature page to this Agreement, with copies to Purchaser’s counsel, if any, as set forth on the signature page or as specified in writing by such Purchaser.

With a copy to:

Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Ethan Christensen
Telephone No.: (858) 550-6076
Telecopy No.: (858) 550-6420
Email address: echristensen@cooley.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

8.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Subject to the limitations set forth in Article 4 of this Agreement, the Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

8.10 Survival. The representations and warranties of the Company and the Purchasers shall terminate upon the Closing Date; provided, however, that such termination shall have no affect on the rights of the Purchasers under Section 7 or Article VII of the Certificate of Designations. The agreements and covenants set forth in Articles 1, 3, 4, 6, 7 and 8 of this Agreement shall survive the Closing hereunder indefinitely.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

8.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Purchasers consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

8.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

8.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents

8.15 Representation of Lead Purchaser. It is acknowledged by each Purchaser that the purchaser listed as the Lead Purchaser on Exhibit A hereto (the “Lead Purchaser”) has retained Cooley LLP to act as its counsel in connection with the transactions contemplated by the Transaction Documents and that Cooley LLP has not acted as counsel for any Purchaser, other than the Lead Purchaser, in connection with the transactions contemplated by the Transaction Documents and that none of such Purchasers has the status of a client for conflict of interest or any other purposes as a result thereof.

8.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

8.17 Force Majeure. Notwithstanding any provision herein to the contrary, the failure of any party to timely satisfy obligations hereunder shall be excused to the extent that (i) such failure follows the occurrence of a Force Majeure Event (defined below), and (ii) such Force Majeure Event has materially adversely affected the ability of such party (or its agents, including banks, transfer agents, and clearinghouses) to perform hereunder. A failure to perform shall be excused only for so long as the Force Majeure Event continues to materially adversely affect such person’s ability to perform. For purposes of this Section, “Force Majeure Event” shall mean the occurrence of any of the following events: (a) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the SEC or FINRA; (b) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (c) an act of war, terrorism or hostility shall have occurred, or (d) a strike, fire, flood, earthquake, accident or other calamity or Act of God shall have occurred.

8.18 Approval of Equity Awards. Within 2 Trading Days following the Closing Date, the Company shall grant the equity compensation awards set forth on Schedule 8.18 attached hereto. Upon execution of this Agreement, each Purchaser shall be deemed to be consenting, as of the Closing Date, to the granting of such awards for purposes of Article XII under the Certificate of Designations.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

LA JOLLA PHARMACEUTICAL COMPANY

By: /s/ Deirdre Gillespie
Name: Deirdre Gillespie
Title: President and Chief Executive Officer

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Tang Capital Partners, LP

Signature of Authorized Signatory of Purchaser: /s/ Kevin Tang

Name of Authorized Signatory: Kevin C. Tang
Title of Authorized Signatory: Managing Director

Email Address of Purchaser: kevin@tangcapital.com

Fax Number of Purchaser: (858) 200-3837

Address for Notice of Purchaser:

4401 Eastgate Mall

San Diego, California 92121

Address for Delivery of Securities for Purchaser (if not same as address for notice):

SAME

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: The Haeyoung and Kevin Tang Foundation, Inc.

Signature of Authorized Signatory of Purchaser: /s/ Kevin Tang

Name of Authorized Signatory: Kevin C. Tang
Title of Authorized Signatory: President

Email Address of Purchaser: kevin@tangcapital.com

Fax Number of Purchaser: (858) 200-3837

Address for Notice of Purchaser:

4401 Eastgate Mall

San Diego, California 92121

Address for Delivery of Securities for Purchaser (if not same as address for notice):

SAME

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Boxer Capital, LLC

Signature of Authorized Signatory of Purchaser: /s/ Chris Fuglesang

Name of Authorized Signatory: Chris Fuglesang

Title of Authorized Signatory: Member

Email Address of Purchaser: cfuglesang@tavistock.com

Fax Number of Purchaser: (858) 400-3101

Address for Notice of Purchaser:

445 Marine View Ave., Suite 100

Del Mar, California 92014

Address for Delivery of Securities for Purchaser (if not same as address for notice):

SAME

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: MVA Investors, LLC

Signature of Authorized Signatory of Purchaser: /s/ Chris Fuglesang

Name of Authorized Signatory: Chris Fuglesang
Title of Authorized Signatory: President

Email Address of Purchaser: cfuglesang@tavistock.com

Fax Number of Purchaser: (858) 400-3101

Address for Notice of Purchaser:

445 Marine View Ave., Suite 100

Del Mar, California 92014

Address for Delivery of Securities for Purchaser (if not same as address for notice):

SAME

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: RTW Investments, LLC

Signature of Authorized Signatory of Purchaser: /s/ Roderick Wong

Name of Authorized Signatory: Roderick Wong

Title of Authorized Signatory: Managing Member

Email Address of Purchaser: rwong@rtwfunds.com

Fax Number of Purchaser: (646) 597-6998

Address for Notice of Purchaser:

1350 Avenue of the Americas, 28th Floor

New York, New York 10019

Address for Delivery of Securities for Purchaser (if not same as address for notice):

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Deirdre Y. Gillespie

Signature of Authorized Signatory of Purchaser: /s/ Deirdre Gillespie

Name of Authorized Signatory: Deirdre Y. Gillespie
Title of Authorized Signatory: President and Chief Executive Officer of La Jolla Pharmaceutical Company

Email Address of Purchaser: deirdre.gillespie@ljpc.com

Fax Number of Purchaser: (858) 626-2851

Address for Notice of Purchaser:

c/o La Jolla Pharmaceutical Company

4365 Executive Drive, Suite 300

San Diego, California 92121

Address for Delivery of Securities for Purchaser (if not same as address for notice):

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Gail A. Sloan

Signature of Authorized Signatory of Purchaser: /s/ Gail A. Sloan

Name of Authorized Signatory: Gail A. Sloan
Title of Authorized Signatory: Vice President, Finance of La Jolla Pharmaceutical Company

Email Address of Purchaser: gail.sloan@ljpc.com

Fax Number of Purchaser: (858) 626-2851

Address for Notice of Purchaser:

c/o La Jolla Pharmaceutical Company

4365 Executive Drive, Suite 300

San Diego, California 92121

Address for Delivery of Securities for Purchaser (if not same as address for notice):

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Daniel J. Bryson

Signature of Authorized Signatory of Purchaser: /s/ Daniel J. Bryson

Name of Authorized Signatory: Daniel J. Bryson

Title of Authorized Signatory: Controller of La Jolla Pharmaceutical Company

Email Address of Purchaser: dan.bryson@ljpc.com

Fax Number of Purchaser: (858) 626-2851

Address for Notice of Purchaser:

c/o La Jolla Pharmaceutical Company

4365 Executive Drive, Suite 300

San Diego, California 92121

Address for Delivery of Securities for Purchaser (if not same as address for notice):

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

SCHEDULE I
SCHEDULE OF EXCEPTIONS

EXHIBIT A
LIST OF PURCHASERS
EXHIBIT B
FORM OF CASHLESS WARRANT

EXHIBIT C
FORM OF CASH WARRANT

EXHIBIT D
FORM OF OFFICER’S CERTIFICATE

EXHIBIT E
CERTIFICATE OF DESIGNATIONS

EXHIBIT F
INITIAL NET CASH SCHEDULE

EXHIBIT G
SIDE LETTER

EXHIBIT H
OPINION OF COUNSEL TO COMPANY